Evergreen VA International Equity Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
13	STATEMENT OF ASSETS AND LIABILITIES
14	STATEMENT OF OPERATIONS
15	STATEMENTS OF CHANGES IN NET ASSETS
16	NOTES TO FINANCIAL STATEMENTS
20	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA International Equity Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Gillman C. Gunn
International Equity Team
Lead Manager

PERFORMANCE AND RETURNS1

Portfolio inception date: 8/17/1998

	Class 1	Class 2
Class inception date	8/17/1998	7/31/2002

6-month return	7.04%	7.00%

Average annual return

1 year	-9.40%	-9.48%

Since portfolio inception	-0.70%	-0.72%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA International Equity Fund Class 1 shares,1 versus a similar investment in the Morgan Stanley Capital International Europe, Australasia and Far East Free Index (MSCI EAFE Free) and the Consumer Price Index (CPI).

The MSCI EAFE Free is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 1[1]	(unaudited)[2]	2002	2001	2000[2]	1999[2]	1998[2,3]

Net asset value, beginning of period	$ 8.24	$ 9.36	$ 11.52	$ 12.72	$ 9.39	$ 10.00

Income from investment operations
Net investment income	0.11	0.13	0.05	0.10	0.09	0.03
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	0.47	(1.11)	(2.14)	(0.74)	3.48	(0.64)
Total from investment operations	0.58	(0.98)	(2.09)	(0.64)	3.57	(0.61)

Distributions to shareholders from
Net investment income	(0.01)	(0.14)	(0.07)	(0.06)	(0.14)	0
Net realized gains	0	0	0	(0.50)	(0.10)	0
Total distributions to shareholders	(0.01)	(0.14)	(0.07)	(0.56)	(0.24)	0

Net asset value, end of period	$ 8.81	$ 8.24	$ 9.36	$ 11.52	$ 12.72	$ 9.39

Total return[4]	7.04%	(10.47%)	(18.18%)	(5.06%)	38.22%	(6.10%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 23,447	$ 22,324	$ 26,868	$ 8,764	$ 3,782	$ 1,425
Ratios to average net assets
Expenses[5]	1.02%[6]	1.00%	1.01%	1.02%	1.03%	1.02%[6]
Net investment income	2.66%[6]	1.32%	0.82%	1.14%	0.87%	1.05%[6]
Portfolio turnover rate	77%	76%	187%	127%	144%	0.59%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed as Class 1 shares.
2 Net investment income per share is based on average shares outstanding during the period.
3 For the period from August 17, 1998 (commencement of class operations), to December 31, 1998.
4 Total return does not reflect charges attributable to your insurance company's separate account.
5 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
6 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended	Year Ended
	June 30, 2003	December 31,
CLASS 2	(unaudited)[1]	2002[2]

Net asset value, beginning of period	$ 8.24	$ 8.95

Income from investment operations
Net investment income	0.11	0.02
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	0.47	(0.60)
Total from investment operations	0.58	(0.58)

Distributions to shareholders from
Net investment income	(0.01)	(0.13)

Net asset value, end of period	$ 8.81	$ 8.24

Total return[3]	7.00%	(6.42%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 1,528	$ 477
Ratios to average net assets
Expenses[4]	1.27%[5]	1.18%[5]
Net investment income	2.71%[5]	0.42%[5]
Portfolio turnover rate	77%	76%

1 Net investment income per share is based on average shares outstanding during the period.
2 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS 95.8%
CONSUMER DISCRETIONARY 11.7%
Auto Components 1.2%
Autoliv, Inc.	Sweden	10,860	$ 292,717
Automobiles 1.7%
TI Automotive, Ltd. *(h)	United Kingdom	7,240	0
Toyota Motor Corp.	Japan	9,900	256,885
Volvo AB, Class B	Sweden	7,331	161,379
418,264
Hotels, Restaurants & Leisure 0.2%
Hilton Group Plc	United Kingdom	16,108	48,990
Media 5.4%
Arnoldo Mondadori Editore SpA	Italy	6,430	46,743
British Sky Broadcast *	United Kingdom	15,435	171,317
Edipresse SA	Switzerland	100	36,993
Grupo Televisa SA, ADR *	Mexico	2,352	81,144
Mediaset	Italy	2,663	22,575
Publicis Groupe SA	France	13,152	353,544
Reed International Plc	United Kingdom	29,088	242,441
Telegraaf Holdings NV	Netherlands	4,572	73,625
Television Broadcasts, Ltd.	Hong Kong	15,000	53,570
TF1 Television Francaise	France	8,150	251,238
West Australian Newspapers Holdings, Ltd.	Australia	6,612	26,194
1,359,384
Multi-line Retail 0.1%
Societe Anonyme des Galeries Lafayette	France	239	32,467
Specialty Retail 2.9%
Electronics Boutique Plc	United Kingdom	119,162	112,761
Kingfisher Plc	United Kingdom	90,278	413,714
Next Group Plc	United Kingdom	9,347	158,591
Shimano, Inc.	Japan	2,300	36,231
721,297
Textiles, Apparel & Luxury Goods 0.2%
Gunze, Ltd.	Japan	11,000	41,483
CONSUMER STAPLES 4.8%
Beverages 1.7%
Davide Campari Milano SpA *	Italy	800	30,689
Diageo Plc	United Kingdom	23,423	250,492
Ito En, Ltd.	Japan	2,000	67,248
Remy Cointreau SA	France	1,286	39,880
Southcorp, Ltd.	Australia	11,731	22,212
410,521
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
CONSUMER STAPLES continued
Food & Staples Retailing 0.2%
Sobeys, Inc.	Canada	1,997	$ 52,954
Food Products 0.9%
Lindt & Spruengli, Ltd.	Switzerland	363	222,914
Personal Products 2.0%
Boots Group Plc	United Kingdom	14,474	155,148
Mandom Corp.	Japan	6,300	112,223
Uni-Charm Corp.	Japan	5,400	233,832
501,203
ENERGY 11.9%
Energy Equipment & Services 0.9%
IHC Caland NV	Netherlands	3,812	194,946
Unified Energy Systems, GDR	Russia	1,080	28,588
223,534
Oil & Gas 11.0%
BP Amoco Plc	United Kingdom	45,461	315,786
Canadian Natural Resources, Ltd.	Canada	1,680	66,605
CNOOC, Ltd.	Hong Kong	51,500	75,287
Encana Corp.	Canada	4,897	186,741
Eni SpA	Italy	17,996	272,618
Lukoil Oil Holding	Russia	1,060	83,846
Petro-Canada	Canada	10,470	416,715
Petrochina Co., Ltd.	China	2,375	71,725
Royal Dutch Petroleum Co.	Netherlands	10,200	475,524
Showa Shell Sekiyu	Japan	3,600	25,891
Surgutneftegaz, ADR	Russia	961	19,941
TotalFinaElf SA, Class B	France	4,400	666,041
YUKOS Corp., ADR *	Russia	1,489	82,877
2,759,597
FINANCIALS 25.0%
Capital Markets 2.2%
BNP Paribas SA	France	5,348	272,206
Deutsche Bank AG	Germany	1,467	95,305
Pargesa Holdings AG	Switzerland	85	173,635
541,146
Commercial Banks 9.9%
Anglo Irish Bank Austria AG	Ireland	11,490	101,766
Banco Itau SA	Brazil	1,440,000	95,943
Erste Bank Der Ost	Austria	940	83,201
HSBC Holdings Plc	United Kingdom	34,800	413,393
Kookmin Bank	South Korea	2,630	79,263
National Australia Bank, Ltd.	Australia	8,773	197,336
National Bank of Canada	Canada	4,800	130,431
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
FINANCIALS continued
Commercial Banks continued
OTP Bank	Hungary	23,200	$ 224,339
Royal Bank of Scotland Group Plc	United Kingdom	20,474	575,305
UBS AG	Switzerland	5,874	327,468
Wing Hang Bank, Ltd.	Hong Kong	67,800	249,094
2,477,539
Diversified Financial Services 6.5%
Acom Co., Ltd.	Japan	2,540	91,975
Brascan Corp., Class A	Canada	18,509	453,936
Groupe Bruxelles Lambert SA	Belgium	2,835	128,482
HBOS Plc	United Kingdom	41,647	540,037
Lloyds TSB Group Plc	United Kingdom	24,369	173,303
Westpac Banking Corp., Ltd.	Australia	21,494	234,522
1,622,255
Insurance 5.1%
Allianz AG	Germany	1,851	154,105
Assicurazioni Generali SpA	Italy	2,334	54,177
CNP Assurances	France	5,598	236,959
Industrial Alliance Life Insurance Co.	Canada	2,448	67,260
ING Groep NV	Netherlands	5,999	104,402
Irish Life & Permanent Plc	Ireland	13,930	150,616
Kingsway Financial Services, Inc.	Canada	4,897	59,057
Manulife Financial Corp.	Canada	6,902	194,422
Mitsui Marine & Fire Insurance Co., Ltd.	Japan	22,000	102,240
QBE Insurance Group, Ltd.	Australia	10,270	64,269
Swiss Reinsurance Co.	Switzerland	1,669	92,674
1,280,181
Real Estate 1.3%
British Land Co. Plc	United Kingdom	17,941	142,565
Brookfield Properties Corp.	Canada	7,610	162,781
Office Building Fund of Japan, Inc.	Japan	5	27,408
332,754
HEALTH CARE 8.8%
Health Care Equipment & Supplies 1.7%
Cochlear, Ltd.	Australia	5,630	122,103
Smith & Nephew Plc	United Kingdom	52,998	305,068
427,171
Pharmaceuticals 7.1%
Alliance Unichem Plc	United Kingdom	19,767	161,812
Aventis SA, Class A	France	3,260	179,654
Eisai Co.	Japan	6,500	133,954
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
HEALTH CARE continued
Pharmaceuticals continued
Gedeon Richter, Ltd.	Hungary	1,500	$ 105,903
GlaxoSmithKline Plc, ADR	United Kingdom	6,954	140,575
Novartis AG	Switzerland	10,100	400,533
Roche Holdings AG	Switzerland	2,705	212,641
Sanofi-Synthelabo SA	France	3,052	179,039
Serono SA	Switzerland	145	85,395
Takeda Chemical Industries, Ltd.	Japan	4,400	162,630
1,762,136
INDUSTRIALS 6.7%
Aerospace & Defense 1.7%
British Aerospace Plc	United Kingdom	156,141	367,772
Rolls Royce Group Plc	United Kingdom	23,498	49,812
417,584
Airlines 0.0%
Koninklijke Grolsch	Netherlands	463	11,780
Commercial Services & Supplies 0.8%
Glory, Ltd.	Japan	1,600	35,509
Neopost *	France	2,297	97,759
Ritchie Brothers Auctioneers, Inc. *	Canada	1,700	65,467
198,735
Electrical Equipment 0.2%
Johnson Electric Holdings, Ltd.	Bermuda	52,500	65,304
Industrial Conglomerates 1.4%
DCC Plc	Ireland	5,420	72,942
Reliance Industries, Ltd.	India	38,350	268,574
341,516
Machinery 0.6%
Assa Abloy AB, Ser. B	Sweden	15,108	146,446
Chen Hsong Holdings, Ltd.	Hong Kong	14,000	5,027
151,473
Marine 1.1%
Daewoo Shipbuilding & Marine Energineering Co., Ltd. *	South Korea	32,020	270,743
Trading Companies & Distributors 0.9%
Veba AG	Germany	4,300	221,436
INFORMATION TECHNOLOGY 11.5%
Communications Equipment 1.5%
Ericsson LM Telephone, Ser. B	Sweden	121,657	130,860
Nokia Oyj	Finland	14,297	235,823
366,683
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Electronic Equipment & Instruments 3.7%
Sharp Corp.	Japan	50,000	$ 642,860
Siemens AG	Germany	5,583	274,342
917,202
Office Electronics 2.7%
Canon, Inc.	Japan	15,000	689,583
Semiconductors & Semiconductor Equipment 2.5%
Advantest Corp.	Japan	4,100	181,987
Rohm Co., Ltd.	Japan	2,900	316,724
Samsung Electronics Co., Ltd.	South Korea	180	53,495
ST Microelectronics	France	3,200	67,212
619,418
Software 1.1%
SAP AG, ADR	Germany	1,236	146,009
Satyam Computer Services, Ltd.	India	30,070	124,789
270,798
MATERIALS 5.8%
Chemicals 1.9%
BASF AG	Germany	3,488	149,249
Bayer AG	Germany	4,318	100,230
Imperial Chemical Industries Plc.	United Kingdom	53,005	107,544
Kuraray Co., Ltd.	Japan	14,000	92,044
SGL Carbon AG *	Germany	865	13,034
462,101
Construction Materials 0.8%
Cemex SA de CV, ADR	Mexico	2,158	48,102
Compagnie Generale des Etablissements Michelin, Class B	France	3,600	140,790
188,892
Containers & Packaging 0.7%
Amcor, Ltd.	Australia	6,463	35,237
Rexam Plc	United Kingdom	23,050	145,159
180,396
Metals & Mining 2.2%
Anglo American Plc	South Africa	1,600	24,463
BHP Billiton, Ltd.	United Kingdom	22,200	117,055
JFE Holdings, Inc.	Japan	19,100	286,847
JSC MMC Norilsk Nickel, ADR *	Russia	3,771	131,231
559,596
Paper & Forest Products 0.2%
Timberwest Forest Corp.	Canada	6,531	54,435
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
TELECOMMUNICATION SERVICES 8.5%
Diversified Telecommunication Services 6.9%
BT Group Plc	United Kingdom	41,169	$ 138,648
China Telecom Corp., Ltd.	China	594,500	158,828
China Telecom Corp., Ltd., ADR *	China	3,600	81,864
Deutsche Telekom	Germany	27,115	414,502
France Telecom SA	France	14,393	353,627
Nippon Telegraph & Telephone Corp.	Japan	48	188,628
Telecom Italia SpA	Italy	34,905	191,513
Telefonica SA *	Spain	11,424	132,850
Telefonos de Mexico SA de CV, ADR	Mexico	1,991	62,557
1,723,017
Wireless Telecommunications Services 1.6%
NTT Mobile Communication Network, Inc.	Japan	105	227,775
Vodafone Airtouch Plc	United Kingdom	92,714	181,598
409,373
UTILITIES 1.1%
Electric Utilities 0.7%
Huaneng Power International, Inc.	Hong Kong	160,000	182,607
Gas Utilities 0.4%
Gazprom Oao	Russia	4,861	91,387
Total Common Stocks			23,922,566
SHORT-TERM INVESTMENTS 3.9%
MUTUAL FUND SHARES 3.9%
Evergreen Institutional U.S. Government Money Market Fund (o)	United States	964,387	964,387
Total Investments (cost $22,710,431) 99.7%			24,886,953
Other Assets and Liabilities 0.3%			87,214
Net Assets 100.0%			$ 24,974,167
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

*	Non-income producing security.
(o)	Evergreen Investment Management LLC is the investment advisor to both the Fund and the money market fund.
(h)	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.

Summary of Abbreviations
ADR	American Depository Receipt
GDR	Global Depository Receipt

At June 30, 2003, the Fund held investments in the following countries:
		Percentage
		of Total
	Market Value	Investments

United Kingdom	$ 5,428,887	21.8%
Japan	3,953,957	15.9%
France	2,870,415	11.5%
Canada	1,910,805	7.7%
Germany	1,568,212	6.3%
Switzerland	1,552,253	6.2%
United States	964,387	3.9%
Netherlands	860,277	3.5%
Sweden	731,403	2.9%
Australia	701,873	2.8%
Italy	618,315	2.5%
Hong Kong	590,360	2.4%
Russia	437,870	1.8%
South Korea	$ 403,501	1.6%
India	393,363	1.6%
Hungary	330,241	1.3%
Ireland	325,324	1.3%
China	287,641	1.2%
Finland	235,823	0.9%
Mexico	191,803	0.8%
Spain	132,850	0.5%
Belgium	128,482	0.5%
Brazil	95,943	0.4%
Austria	83,201	0.3%
Bermuda	65,304	0.3%
South Africa	24,463	0.1%
	$ 24,886,953	100.0%
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 22,710,431
Net unrealized gains on securities	2,176,522

Market value of securities	24,886,953
Foreign currency, at value (cost $10,520)	10,505
Receivable for securities sold	3,631
Dividends receivable	95,360
Prepaid expenses and other assets	518

Total assets	24,996,967

Liabilities
Advisory fee payable	452
Distribution Plan expenses payable	10
Due to other related parties	69
Accrued expenses and other liabilities	22,269

Total liabilities	22,800

Net assets	$ 24,974,167

Net assets represented by
Paid-in capital	$ 33,746,414
Undistributed net investment income	295,432
Accumulated net realized losses on securities, futures contracts and foreign currency related transactions	(11,249,098)
Net unrealized gains on securities and foreign currency related transactions	2,181,419

Total net assets	$ 24,974,167

Net assets consists of
Class 1	$ 23,446,522
Class 2	1,527,645

Total net assets	$ 24,974,167

Shares outstanding
Class 1	2,659,944
Class 2	173,418

Net asset value per share
Class 1	$ 8.81
Class 2	$ 8.81

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign withholding taxes of $43,839)	$ 415,187

Expenses
Advisory fee	74,318
Distribution Plan expenses	1,086
Administrative services fee	11,260
Transfer agent fees	283
Trustees' fees and expenses	229
Printing and postage expenses	11,000
Custodian fees	23,476
Professional fees	6,503
Other	697

Total expenses	128,852
Less: Expense reductions	(40)
Fee waivers	(12,987)

Net expenses	115,825

Net investment income	299,362

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized gains or losses on:
Securities	(849,975)
Foreign currency related transactions	(41,176)

Net realized losses on securities and foreign currency related transactions	(891,151)
Net change in unrealized gains or losses on securities and foreign currency related transactions	2,198,622

Net realized and unrealized gains or losses on securities and foreign currency related transactions	1,307,471

Net increase in net assets resulting from operations	$ 1,606,833

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	June 30, 2003		Year Ended
	(unaudited)		December 31, 2002

Operations
Net investment income		$ 299,362		$ 331,133
Net realized losses on securities, futures contracts and foreign currency related transactions		(891,151)		(3,531,692)
Net change in unrealized gains or losses on securities and foreign currency related transactions		2,198,622		579,936

Net increase (decrease) in net assets resulting from operations		1,606,833		(2,620,623)

Distributions to shareholders from
Net investment income
Class 1*		(23,115)		(366,920)
Class 2		(543)		(6,861)

Total distributions to shareholders		(23,658)		(373,781)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1*	192,214	10,071,053	364,113	3,316,107
Class 2	252,398	8,273,641	800,733	6,635,721

		18,344,694		9,951,828

Net asset value of shares issued in reinvestment of distributions
Class 1*	2,983	23,115	45,299	366,920
Class 2	70	543	847	6,861

		23,658		373,781

Payment for shares redeemed
Class 1*	(243,654)	(10,456,920)	(571,257)	(5,239,109)
Class 2	(136,928)	(7,321,011)	(743,702)	(6,159,450)

		(17,777,931)		(11,398,559)

Net increase (decrease) in net assets resulting from capital share transactions		590,421		(1,072,950)

Total increase (decrease) in net assets		2,173,596		(4,067,354)
Net assets
Beginning of period		22,800,571		26,867,925

End of period		$ 24,974,167		$ 22,800,571

Undistributed net investment income		$ 295,432		$ 19,728

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA International Equity Fund (formerly Evergreen VA International Growth Fund), (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Foreign currency translation

All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

c. Futures contracts

In order to gain exposure to or protect against changes in security values, the Fund may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the Fund and the prices of futures contracts, and the possibility of an illiquid market.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized gains or losses until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

d. Forward foreign currency contracts

A forward foreign currency contract is an agreement between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Fund enters into forward foreign currency contracts to facilitate transactions in foreign-denominated securities and to attempt to minimize the risk to the Fund from adverse changes in the relationship between currencies. Forward foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Fund could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

e. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

f. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

g. Distributions

Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

h. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee starting at 0.66% and declining to 0.36% as average daily net assets increase.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made. Total amounts subject to recoupment as of June 30, 2003 were $12,987.

During the six months ended June 30, 2003, EIMC waived its fees in the amount of $12,987 which represents 0.12% of the Fund's average daily net assets (on an annualized basis).

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $950 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $18,382,147 and $16,677,866, respectively, for the six months ended June 30, 2003.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $22,710,431. The gross unrealized appreciation and depreciation on securities based on tax cost was $2,596,724 and $420,202, respectively, with a net unrealized appreciation of $2,176,522.

As of December 31, 2002, the Fund had $9,846,610 in capital loss carryovers for federal income tax purposes with $1,479,402 expiring in 2008, $4,779,223 expiring in 2009 and $3,587,985 expiring in 2010.

For income tax purposes, capital losses incurred after October 31 within the Fund's fiscal year are deemed to arise on the first business day of the following fiscal year. As of December 31, 2002 the Fund incurred and elected to defer post-October losses of $361,285.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the funds to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $40.

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata. During the six months ended June 30, 2003, the Fund had no borrowings under this agreement.

10. CONCENTRATION OF RISK

The Fund may invest a substantial portion of its assets in an industry, sector or foreign country and, therefore, may be more affected by changes in that industry, sector or foreign country than would be a comparable mutual fund that is not heavily weighted in any industry, sector or foreign country.

TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

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Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

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FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
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For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

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Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034